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                                                              Exhibit 23.2

                       [LETTERHEAD OF DELOITTE & TOUCHE]


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Starwood Lodging Trust and Starwood Lodging Corporation (the "Companies") on Form S-3 of our report dated March 24, 1995 on the separate and combined financial statements and financial statement schedules of the Companies appearing in the Companies' Annual Report on Form 10-K/A for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

Deloitte & Touche LLP

Los Angeles, California
October 2, 1996